                                                                  Exhibit 10.15



















                           INTERNATIONAL LOGISTICS LIMITED

                              DEFERRED COMPENSATION PLAN

                                 TABLE  OF  CONTENTS

 SECTION TITLE                                                          PAGE NO.

    1    Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-

    2    Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-

    3    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .   -3-

    4    Operation and Administration of the Plan. . . . . . . . . . . . .  -10-

    5    Eligibility for Participation . . . . . . . . . . . . . . . . . .  -13-

    6    Participant Allocations . . . . . . . . . . . . . . . . . . . . .  -15-

    7    Company Allocations . . . . . . . . . . . . . . . . . . . . . . .  -18-

    8    Establishment of Accounts . . . . . . . . . . . . . . . . . . . .  -19-

    9    Maintenance, Investment and Valuation of Accounts . . . . . . . .  -20-

    10   Funding Limitations . . . . . . . . . . . . . . . . . . . . . . .  -22-

    11   Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-

    12   Regulations Governing Distribution of Benefits. . . . . . . . . .  -25-

    13   Beneficiary Designation . . . . . . . . . . . . . . . . . . . . .  -36-

    14   Amendment and Termination . . . . . . . . . . . . . . . . . . . .  -37-

    15   General Provisions. . . . . . . . . . . . . . . . . . . . . . . .  -38-

                           INTERNATIONAL LOGISTICS LIMITED

                              DEFERRED COMPENSATION PLAN

SECTION 1

NAME

The plan set forth herein shall be known as the International Logistics Limited Deferred Compensation Plan.

SECTION 2

PURPOSE

The Plan is intended to constitute a nonqualified deferred retirement plan which, in accordance with ERISA Sections 201(2), 301(a)(3) and 401(a)(1), is "unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees."

The purpose of the Plan is to acknowledge and reward certain key employees of the Company for their efforts on behalf of the Company by maximizing their ability to save on a tax-deferred basis and providing such key employees with benefits that shall not be restricted by any qualified plan limitations and/or requirements. Such limitations and requirements shall include, but not be limited to, the following:

2.1 ELECTIVE DEFERRAL CONTRIBUTION LIMITATION

    The $9,500 (1996 limit) limitation placed on elective employee contributions in accordance with Sections 402(g) of the Internal Revenue Code (the "Code"), which limitation shall be adjusted annually for increases in the cost-of-living in accordance with Section 415(d) of the Code.

2.2 COMPENSATION LIMITATION

    The $150,000 (1996 limit) maximum on compensation taken into account for all purposes under a qualified plan in accordance with Section 401(a)(17) of the Code, which limitation shall be adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code.

2.3 LIMITATION ON ANNUAL ADDITIONS

    The limitation on annual additions to qualified retirement plans in accordance with Section 415(c) of the Code, which limitation shall be adjusted annually for increases in the cost-of-living in accordance with
    Section 415(d) of the Code.

2.4 NONDISCRIMINATION REQUIREMENTS

    The nondiscrimination testing requirements under Sections 401(k) and (m) of the Code.

SECTION 3

DEFINITIONS

For purposes of the Plan, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context. Wherever used, the masculine pronoun shall include the feminine pronoun and the feminine pronoun shall include the masculine and the singular shall include the plural and the plural shall include the singular.

3.1 "ACCOUNT" shall mean a recordkeeping source from which Plan benefits are provided. The specific Accounts under this Plan are listed in Section 8.1 and described more fully in Section 12.

3.2 "BENEFICIARY" shall mean the person or persons designated in accordance with Section 13 to receive any benefits under the Plan in the event of a Participant's death.

3.3 "BENEFIT COMMENCEMENT DATE" shall mean the date as of which the Participant's benefit commences. Such commencement shall occur as soon as administratively possible following the Participant's Determination Date.

3.4 "BOARD OF DIRECTORS" shall mean the full Board of Directors of the Company.

3.5 "BONUS COMPENSATION" shall mean any cash remuneration paid to a Participant, excluding Regular Compensation, as a specific incentive bonus or award, including Voluntary Deferral Allocations made hereunder, the source of which is Bonus Compensation.

3.6 "BONUS DEFERRAL RATE"  shall have the meaning set forth in Section 6.1.

3.7 "BUSINESS DAY" means a day other than Saturday, Sunday or any other day on which banks located in the State of Illinois are authorized or obligated to close.

3.8 "COMMISSION" means the United States Securities and Exchange Commission.

3.9 "COMMITTEE" shall mean the Board of Directors or the person or persons appointed by the Board of Directors to administer the Plan.

3.10 "COMPANY" shall mean International Logistics Limited, a Delaware corporation, or any affiliate, subsidiary or associate company of International Logistics Limited which shall adopt the Plan for its employees with the approval of International Logistics Limited, including any successor to International Logistics Limited as a result of a statutory merger, purchase of assets or any other form of reorganization of the business of the Company.

3.11     "DESIGNATED EMPLOYEE" shall have the meaning set forth in Section 4.8.

3.12     "DETERMINATION DATE" shall mean, with respect to:

    (a) the Participant's Retirement Account, the date on which the Participant's termination of employment for any reason occurs;

    (b) the Participant's Education Account(s), the January 1 of the calendar year in which an Eligible Dependent attains age 18 or the date the Participant terminates employment as a result of his Retirement during or after such time period; and

    (c) the Participant's Fixed Period Account(s), the January 1 of the payment year specified by the Participant.

3.13 "DISABILITY" or "DISABLED" shall mean any physical or mental condition which meets the definition and provisions described in the Company's group long-term disability contract covering the Participants in this Plan.

3.14 "DISABILITY TERMINATION DATE" shall mean one year following the date on which a Participant is Disabled if the Participant remains Disabled on such date.

3.15 "DISCRETIONARY ALLOCATIONS" shall have the meaning set forth in Section
     7.1.

3.16 "EDUCATION ACCOUNT" shall have the meaning set forth in Section 8.1.

3.17 "EFFECTIVE DATE" shall mean July 1, 1996, the date as of which the Plan was established.

3.18 "EMPLOYEE" shall mean a person who is employed by the Company and falls under the usual common law rules applicable in determining the employer-employee relationship.

3.19 "FIXED PERIOD ACCOUNT" shall have the meaning set forth in Section 8.1.

3.20 "INITIAL PUBLIC OFFERING" means the first underwritten public offering of Company common stock pursuant to a registration of shares under the Securities Act, on a Form S-1 Registration Statement (or equivalent or successor form).

3.21 "KEY EMPLOYEE" shall mean an Employee who is designated for eligibility in the Plan by the Committee in accordance with Section 4.2.

3.22 "LEAVE OF ABSENCE" shall have the meaning set forth in the Company's employee handbook.

3.23 "PARTICIPANT" shall mean any Employee who is participating in the Plan in accordance with the provisions herein set forth.

    (a) "GROUP I PARTICIPANT" shall mean a Participant who is so designated by the Committee.

    (b) "GROUP II PARTICIPANT" shall mean a Participant who is so designated by the Committee.

3.24 "PER SHARE AGGREGATE VALUE"  shall mean:

       (i) if prior to an Initial Public Offering, the amount obtained by dividing (A) (EBITDA X 5) - (Debt - CA) by (B) the number of shares of common stock outstanding and the number of shares subject to options and warrants (to the extent such options and warrants are in the money) on the Valuation Date, where:

         (a) EBITDA means the Company's consolidated earnings before interest, taxes, depreciation and amortization for the four fiscal quarters of the Company ending on the Valuation Date immediately preceding the Determination Date, computed in accordance with generally accepted accounting principles.

         (b) Debt means any current or long-term indebtedness of the Company as of the Valuation Date immediately preceding the Determination Date (including capitalized lease obligations and accrued but unpaid interest), as set forth on the Company's consolidated balance sheet (prepared in accordance with generally accepted accounting principles); and

         (c) CA means the Company's consolidated cash and cash equivalents on hand as of the Valuation Date immediately preceding the Determination Date, including, without limitation payments that have been received or will be received upon the exercise of options and warrants to the extent such options and warrants are "in the money" as set forth on its consolidated balance sheet (prepared in accordance with generally accepted accounting principles).

      (ii) if subsequent to an Initial Public Offering, the per share trading price for each trading day:

         (A) if the Company common stock is traded on a national securities exchange, its last reported sale price on the preceding Business Day on such national securities exchange or, if there was no sale on that day, the last reported sale price on such national securities exchange on the next preceding Business Day on which there was a sale, all as made available over the Consolidated Last Sale Reporting System of the CTA Plan (the "CLSRS") or, if the Company common stock is not then eligible for reporting over the CLSRS, its last reported sale price on the preceding Business Day on such national securities exchange or, if there was no sale on that day, on the next preceding Business Day on which there was a sale on such exchange; or

         (B) if the principal market for the Company common stock is the over-the-counter market, but the Company common stock is not then eligible for reporting over the CLSRS, but the common stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), the last sale price reported on NASDAQ on the preceding Business Day or, if the Company common stock is an issue for which last sale prices are not reported on NASDAQ, the closing bid quotation on such day, but in each of the next preceding two cases, if the relevant NASDAQ price or quotation did not exist on such day, then the price or quotation on the next preceding Business Day in which there was such a price or quotation.

3.25 "PLAN" shall mean the International Logistics Limited Deferred Compensation Plan as it may be amended from time to time.

3.26 "PLAN CONTRIBUTIONS" shall mean the total of the Participant's Voluntary Deferral Allocations made in accordance with Section 6.1 and the Company's Discretionary Allocations made in accordance with Section 7.1 for the Plan Year of reference.

3.27 "PLAN SHARES" shall have the meaning set forth in Section 4.8.

3.28 "PLAN YEAR" shall mean a period of six consecutive months commencing on the Effective Date and ending on December 31, 1996. Thereafter, "Plan Year" shall mean a period of 12 consecutive months commencing on January 1, 1997 and each January 1 thereafter.

3.29 "QUALIFIED PLAN" shall mean the Bekins 401(k) Profit Sharing Plan.

3.30 "REGULAR COMPENSATION" shall mean the Participant's wages for the Plan Year paid by the Company of the type reported in box 1 of Form W-2. Such wages shall include amounts within the meaning of Section 3401(a) of the Code plus any other amounts paid to the Participant by the Company for which the Company is required to furnish a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to any rules that limit the amount required to be reported based on the nature or location of the employment or services performed,

    (a)  exclusive of

            (i)    Bonus Compensation;

           (ii)    severance pay on a non payroll basis;

          (iii)    nonqualified plan payments; and

           (iv) welfare benefits, fringe benefits (cash and non-cash), reimbursements of other expense allowances and moving expenses.

    (b)  inclusive of

            (i) any amounts deferred under any nonqualified plan, including the Plan; and

           (ii) the amount of any contributions made by the Company under any salary reduction or similar arrangement to a qualified deferred compensation, pension or cafeteria plan, or contributions to a simplified employee pension plan described in Section 408(k) of the Code.

3.31 "REGULAR DEFERRAL RATE" shall have the meaning set forth in Section 6.1.

3.32 "RETIREMENT" shall mean the termination of employment of a Participant for any reason other than Disability or death on or following his Retirement Date.

3.33 "RETIREMENT ACCOUNT" shall have the meaning set forth in Section 8.1.

3.34 "RETIREMENT DATE" shall mean first date coincident with or following the date on which a Participant attains age 55, provided he has completed at least five Years of Service as of such date.

3.35 "SECURITIES ACT" means the Securities Act of 1933, as amended.

3.36 "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

3.37 "TRUST AGREEMENT" shall mean the instrument executed by the Company and the Trustee fixing the rights and liabilities of each with respect to holding and administering the Trust Fund.

3.38 "TRUSTEE" shall mean the Trustee or any successor Trustee, appointed by the Board of Directors, acting in accordance with the terms of the Trust Agreement.

3.39 "TRUST FUND" shall mean all assets held by the Trustee for the purposes of the Plan in accordance with the terms of the Trust Agreement. The Board of Directors shall, subject to the provisions of Section 10, establish such a Trust Fund (known as a "rabbi trust") for the purpose of accumulating funds to satisfy the obligations incurred by the Company under the Plan.

3.40 "VALUATION DATE" shall mean the last day of each March, June, September and December and such other dates as the Committee may determine from time to time.

3.41 "VOLUNTARY DEFERRAL ALLOCATIONS" shall have the meaning set forth in
     Section 6.1.

3.42 "YEAR OF SERVICE" shall mean the 12-month period beginning as of the date a person was first hired by the Company and each anniversary thereof during which such person remains in the employ of the Company.

SECTION 4

OPERATION AND ADMINISTRATION OF THE PLAN

4.1 ORGANIZATION OF THE COMMITTEE

    (a) The Board of Directors shall serve as the Committee to administer the Plan or shall appoint a Committee to administer the Plan, who, upon acceptance of such appointment, shall serve at the pleasure of the Board of Directors. Any member may resign by delivering his written resignation to the Board of Directors and to the Committee. Vacancies in the Committee arising from resignation, death, or removal shall be filled by the Board of Directors.

    (b) The Committee shall act by a majority of its members unless unanimous consent is required by the Plan or by unanimous approval of its members if there are two or less members in office at the time. In the event of a Committee deadlock, the Committee shall determine the method for resolving such deadlock. No Committee member shall act upon any question pertaining solely to himself, and the other member or members shall make any determination required by the Plan in respect to such member.

    (c) The Committee may, by unanimous consent, delegate specific authority and responsibilities to one or more of its members. The member or members so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated authority and responsibilities. Committee members not so designated shall be relieved from liability for any act or omission resulting from such delegation.

4.2 COMMITTEE DISCRETION

    The Committee shall, by written action, designate those Employees, if any, who are to be Key Employees for purposes of Section 5. Such designation shall remain in effect for all future Plan Years unless and until removed by the Committee. Such removal must be made in writing and communicated to the applicable Key Employee prior to the Plan Year for which such action shall take effect.

    No such change of status shall become effective during a Plan Year in which a Key Employee is currently participating unless the provisions of Subsection 5.4(c) apply.

4.3 AUTHORITY AND RESPONSIBILITY

    The Committee shall have full authority and responsibility to interpret and construe the Plan and determine all questions of the status and rights of the Participants and the amounts of their allocations. Its interpretation, construction or determination, as the case may be, shall be final and conclusive on both the Company and the Participants and their respective successors, assigns, personal representatives and Beneficiaries. Such authority and responsibility shall include, but shall not be limited to, the following:

    (a) appointment of qualified accountants, consultants, administrators, counsel, appraisers, or other persons it deems necessary or advisable, who shall serve the Committee as advisors only and shall not exercise any discretionary authority, responsibility or control with respect to the management or administration of the Plan;

    (b) determination of all benefits, and resolution of all questions arising from the administration, interpretation and application of the Plan;

    (c)  adoption of forms and regulations for the administration of the Plan;

    (d) remedy of all inequity resulting from incorrect information received or communicated, or of administrative error;

    (e) settlement or compromise of any claims or debts arising from the operation of the Plan and the commencement of any legal actions or administrative proceeding.

4.4 RECORDS AND REPORTS

    The Committee shall keep a record of its proceedings and acts and shall keep books of account, records and other data necessary for the proper administration of the Plan.

    Following each Valuation Date, the Committee shall provide each Participant with a detailed statement of his Account, including all transactions affecting his Account during the calendar quarter of reference, and reflecting the most recent valuation of his Account.

4.5 REQUIRED INFORMATION

    The Company, Participants or Beneficiaries entitled to benefits shall furnish forms and any information or evidence as requested by the Committee for the proper administration of the Plan. Failure on the part of any Participant or Beneficiary to comply with such request within a reasonable period of time shall be sufficient grounds for delay in the payment of benefits until the information or evidence requested is received.

4.6 PAYMENT OF EXPENSES OF PLAN

    The expenses of the Committee in connection with the administration of the Plan shall be the responsibility of the Company.

4.7 INDEMNIFICATION

    The Company shall indemnify the members of the Committee and advance expenses as provided in the by-laws of the Company.

4.8 COMMITTEE COMMON STOCK ALLOCATION

    The Committee may from time to time, in its sole discretion, direct the Trustee to purchase shares of the Company's common stock (the "PLAN SHARES"). The Committee may, by written action, designate (i) which Key Employees (a "DESIGNATED EMPLOYEE"), if any, shall be entitled to receive Plan Shares and (ii) the number of Plan Shares that may be distributed to a Designated Employee pursuant to Sections 12.1(b)(i)(B) and (iii)(B). The Committee may, in its sole discretion, redesignate to any other Key Employee, consistent with the preceding sentence, any Plan Shares that are not distributed to a Designated Employee pursuant to Sections 12.1(b)(i)(B) and (iii)(B).

SECTION 5

ELIGIBILITY FOR PARTICIPATION

5.1 INITIAL ELIGIBILITY

    (a) Each Key Employee on the Effective Date will be eligible to participate in the Plan as of such date.

    (b) Each other Key Employee will be eligible to participate in the Plan as of the first day of the month following the attainment of his status as a Key Employee in accordance with Section 4.2.

5.2 VOLUNTARY PARTICIPATION

    Participation in the Plan by Key Employees is entirely voluntary. As further specified in Section 6.2, a Key Employee must sign an election form and submit the signed form to the Committee before the date he elects to become a Participant of the Plan.

5.3 COMMITTEE RULES AND REGULATIONS

    The Committee shall, through the adoption of a set of rules and regulations, provide for methods used in advising a Key Employee of his eligibility in the Plan, and all forms necessary for the Key Employee to elect to participate.

5.4 CESSATION OF PARTICIPATION

    (a) For purposes of Articles 6, 7 and 11, an individual shall cease to be a Participant on the earliest of:

            (i)    the date on which he ceases to be a Key Employee;

           (ii) the date on which he terminates employment with the Company for any reason; and

          (iii)    the date on which the Plan terminates.

    (b) For all other Plan purposes, an individual shall cease to be a Participant on the date the total vested value of his Account has been paid.

    (c) Notwithstanding the foregoing Subsections (a) and (b), in the event that the Department of Labor ("DOL") issues regulations or other official notice specifically defining the group of employees that may participate in a plan of this type and any Participants at that time do not meet the criteria set forth in the DOL regulations or notice, such Participants shall be deemed to be individuals described under Subsection (a)(i) as of the later of the effective date or publication date of the notice or regulations, provided such notice or regulations include a grandfather provision for such Participants with respect to their account balances on such date. In the event no such grandfather provision is provided, the accounts of such Participants shall be distributed in accordance with the second paragraph of Subsection 12.1(a).

SECTION 6

PARTICIPANT ALLOCATIONS

6.1 VOLUNTARY DEFERRAL ALLOCATIONS

    (a) Until the date of his cessation of participation in accordance with Subsection 5.4(a), by filing the applicable forms in accordance with
         Section 6.2, a

            (i) Group I Participant may, as of the Effective Date or, if later, when first eligible or any January 1 thereafter elect to reduce his

                   (A) Regular Compensation by any fixed percentage ("REGULAR DEFERRAL RATE") for a current Plan Year up to a maximum of 25% of such Regular Compensation, and/or

                   (B) Bonus Compensation by any fixed percentage ("BONUS DEFERRAL RATE") for a current Plan Year up to a maximum of 100% of such Bonus Compensation.

           (ii) Group II Participant who shall contribute at less than the maximum allowable level to the Qualified Plan for such Plan Year may, as of the Effective Date or, if later, when first eligible or any January 1 thereafter elect to reduce his Regular Compensation by any Regular Deferral Rate for a current Plan Year up to a maximum of 9% of such Participant's Regular Compensation for the Plan Year.

          (iii) Group II Participant who shall contribute at the maximum allowable level to the Qualified Plan for such Plan Year may, as of the Effective Date or, if later, when first eligible or any January 1 thereafter elect to reduce his Regular Compensation by any Regular Deferral Rate for a current Plan Year up to a maximum of the difference between
                   (A) 15% of such Participant's Regular Compensation for the Plan Year and (B) the anticipated amount, as determined by the Committee, that the Participant is eligible to contribute on a before tax basis to the Qualified Plan during the Plan Year.

         The election made by the Participant in accordance with Subsection (i) or (ii) shall result in a corresponding amount being credited to his Accounts in accordance with Section 8.1.

         In the case of Group I Participants, the deferral shall be made from Regular or Bonus Compensation as the Participant shall specify; however, to the extent the deferral is to be made from Bonus Compensation and either no Bonus is paid or the Bonus which is paid does not meet the minimum described in Subsection (e), no deferral shall occur with respect to such Bonus Compensation.

    (b) A Participant's Voluntary Deferral Allocations made in accordance with Subsection (a) shall take the form of before tax deferrals to the Participant's Voluntary Deferral Allocation Subaccount.

    (c) Notwithstanding the foregoing, a Participant may not make contributions to this Plan during any period for which contributions must be suspended in accordance with regulation section 1.401(k)-1(d)(2)(iii)(B)(3) of the Code, as a condition of the Participant's receipt of a hardship withdrawal from any plan of the Company which includes a qualified cash or deferred arrangement under section 401(k) of the Code.

    (d) The amount of Regular and Bonus Compensation that a Participant elects to defer shall be credited to the Participant's Accounts as soon as practicable, but no longer than 30 days following the date on which the Participant is paid the nondeferred portion of the compensation which is the source of the deferral.

    (e) The minimum amount a Participant may defer for any Plan Year is $1,000.

6.2 FORMS REQUIRED

    A Participant shall elect to contribute on forms and in the manner prescribed by the Committee. A new election must be made prior to each Plan Year for which the Participant is eligible to participate in the Plan, even if the Participant does not elect to contribute for such Plan Year.

6.3 IRREVOCABLE ELECTION

    A Participant may not modify or discontinue his allocations for a Plan Year after the first day thereof unless such discontinuance is necessary to comply with the provisions of Subsection 6.1(c).

SECTION 7

COMPANY ALLOCATIONS

7.1 DISCRETIONARY ALLOCATIONS

    (a) The Company may, in its sole discretion, make an allocation on behalf of each Participant who meets the requirements specified in Section 6.

         The Company shall have the option of allocating a different designated percentage or flat dollar amount to each Participant.

         Such percentage or flat dollar amount shall be determined by the Company and announced to the Participants as soon as practicable following the Company's determination of such amount.

    (b) A Participant shall share in the Discretionary Allocations made for the Plan Year of reference in accordance with Section 6.1, provided he is in the employ of the Company on the last business day of such Plan Year.

         Notwithstanding the foregoing provision, a Participant shall be entitled to a share of the Company's Discretionary Allocations for the Plan Year of (i) his Retirement or death, (ii) the commencement or end of a Leave of Absence authorized by the Company or (iii) his transfer to another business entity to which such Participant had been transferred by the Company, even if the Participant is not in the employ of the Company on the last business day of such Plan Year.

         A Participant shall not share in the allocation of the Company's Discretionary Allocations for any Plan Year during which he terminated his employment for reasons other than specified in (b)(i), (ii) or
         (iii) above.

    (c) The amount of Discretionary Allocations that the Company, in its sole discretion, allocates to a Participant shall be credited to such Participant's Account as soon as practicable, but no longer than 45 days following the date on which the Company determines to make such allocation.

SECTION 8

ESTABLISHMENT OF ACCOUNTS

8.1 ESTABLISHMENT OF ACCOUNTS

    The following Accounts shall be established with respect to each
    Participant:

    (a)  Retirement Account,

    (b)  Education Account and

    (c)  Fixed Period Account.

8.2 ACCOUNT AND SUBACCOUNT ALLOCATION

    (a) Each Participant shall submit to the Committee before the beginning of the Plan Year of reference a written statement specifying the respective percentages of the Plan Contributions which are to be allocated to the Accounts listed in Subsection 8.1 and described more fully in Section 12.

    (b) In the event that the Participant elects to establish subaccounts under his Education and/or Fixed Period Accounts, all allocations to such Account(s) shall be equally divided among such subaccounts.

    (c) The minimum amount which may be allocated to each Account and, if applicable, to each subaccount, is $1,000.

8.3 IRREVOCABLE ALLOCATION

    A Key Employee may not amend or revoke an allocation made for or during a Plan Year.

SECTION 9

MAINTENANCE, INVESTMENT AND VALUATION OF ACCOUNTS

9.1 MAINTENANCE OF ACCOUNTS

    The Committee shall establish and maintain a separate accounting in the name of each Participant, to which it shall credit all amounts allocated in accordance with Sections 6 and 7 and all investment experience as determined in accordance with Sections 9.2 and 9.3.

9.2 DEEMED INVESTMENT FUND ELECTION

    (a) INITIAL ELECTION - Each Participant shall designate, in multiples of 1%, one or more of the funds referenced in Section 9.3 for the purpose of attributing investment experience to his Accounts.

         If the Participant fails to designate such funds, the entire Account shall be deemed to be invested under the most conservative of the funds selected by the Committee in accordance with Section 9.3 (e.g. a money market fund or a fixed income fund).

    (b) SUBSEQUENT ELECTION - A Participant may, by written election prior to the date as of which an election is to be effective, change his fund election with respect to subsequent allocations but, until changed, a fund election shall remain in effect for all subsequent Plan Years.

    (c) TRANSFER ELECTION - A Participant may, by written election change his fund election with respect to his then existing Account, provided the transfers from fund to fund are in multiples of 1%. Such change shall become effective as soon as administratively possible.

    (d) Such elections shall be the basis for the valuation of a Participant's Account in accordance with Section 9.4 but shall not require the Company to actually place assets in such funds or purchase any specific assets for purposes of the Plan.

9.3 FUNDS

    The Committee shall choose investment vehicles on which to base the imputed investment experience of Participant Accounts.

    Prior to the beginning of each Plan Year, the Committee, in its sole discretion, shall determine the general fund categories and the specific investment vehicles to be offered to Participants and shall notify the Participants of its decisions. Notwithstanding the foregoing sentence, the Committee may, at any time during the Plan Year, choose the Company's common stock as an investment vehicle on which to base the imputed investment experience of Participant Accounts; PROVIDED, HOWEVER, that only Designated Employees shall be entitled to make such an investment election and such Designated Employees shall only be entitled to make an election in an amount equal to the value of the Plan Shares allocated to such Designated Employee pursuant to Section 4.8.

9.4 ALLOCATION OF INVESTMENT EXPERIENCE

    (a) Each Participant's Account shall be valued based upon the performance of the deemed investment fund or funds selected by the Participant.

    (b) The fair market value of any fund or funds shall be determined by the Committee.

    (c) Notwithstanding the foregoing, in the event the Committee decides to offer the common stock of the Company as a deemed investment option, the value of such deemed investment shall be equal to the Per Share Aggregate Value multiplied by the number of shares deemed credited to such individual's account.

SECTION 10

FUNDING LIMITATIONS

10.1     BENEFIT STATUS

    (a)  All benefits under the Plan are unfunded obligations of the Company.

    (b) At no time shall a Participant or the Participant's Beneficiary have any right, title or interest in or to any specific fund or assets of the Company.

    (c) As to any claim for benefits under the Plan, the Participant or the Participant's Beneficiary shall be a creditor of the Company in the same manner as any other creditor having a general claim for unpaid compensation.

10.2     INVESTMENT AND BENEFIT PAYMENT OBLIGATION OF THE COMPANY

    (a) Nothing contained herein shall require the Company to set aside or earmark any monies or other assets specifically for payments under the Plan.

    (b) Neither the Company nor any Trustee shall be obligated to purchase or maintain any asset, and any reference to investments is solely for the purpose of computing the value of benefits.

    (c) Neither this Plan nor any action taken pursuant to the terms of this Plan shall be considered to create a fiduciary relationship between the Company and the Plan Participants or any other persons, or to establish a trust in which the assets are beyond the claims of any unsecured creditor of the Company.

    (d) Benefits are payable as they become due irrespective of any actual investments the Company may make to meet its obligations.

SECTION 11

VESTING

11.1     UPON RETIREMENT OR THE ATTAINMENT OF HIS DISABILITY TERMINATION DATE

    Upon eligibility for Retirement or the attainment of his Disability Termination Date, a Participant shall have a 100% vested interest in his Account.

11.2     UPON DEATH

    Upon the death of a Participant, such Participant's Beneficiary shall be entitled to a 100% vested interest in the Participant's Account.

11.3     UPON OTHER TERMINATION OF EMPLOYMENT

    Upon termination of a Participant's employment prior to his Retirement, Disability Termination Date or death, the vested interest to which he shall be entitled with respect to

    (a) that portion of his Account attributable to his Voluntary Deferral Allocations and any applicable investment experience credited to such allocations shall be 100%;

    (b) that portion of his Account attributable to his Company Discretionary Allocations and any applicable investment experience credited to such allocations shall be determined in accordance with the following vesting schedules:

            (i) For Employees who are designated as Key Employees as of the Effective Date:

                   Years of Service
                   After Effective Date     Vested Percentage
                   --------------------     -----------------

                   Less than 1 full year              0%
                        1 full year              33-1/3%
                        2 full years             66-2/3%
                   3 or more full years             100%

           (ii) For Employees who are designated as Key Employees after the Effective Date:

                      "Years of Plan
                      Participation"        Vested Percentage
                   --------------------     -----------------

                   Less than 1 full year                   0%
                        1 full year                   33-1/3%
                        2 full years                  66-2/3%
                   3 or more full years                  100%

                   For purposes of this Subparagraph, a "Year of Plan Participation" shall mean each calendar year during which a Participant elects to make Voluntary Deferral Allocations in accordance with Section 6.

    (c) Notwithstanding the foregoing, the Committee, in its sole discretion, may, by written action, accelerate the vesting periods set forth in
         Section 11.3(b) above.

SECTION 12

REGULATIONS GOVERNING DISTRIBUTION OF BENEFITS

12.1     RETIREMENT ACCOUNT.

    (a)  COMMENCEMENT OF BENEFIT.

         If a Participant terminates employment for any reason, including death, the Company shall pay such Participant or his Beneficiary, if applicable, a benefit in the form determined under Subsection (b), which shall be distributed commencing on his Benefit Commencement Date.

         Notwithstanding the foregoing paragraph, if an individual ceases to be a Participant in accordance with Subsection 5.4(c) and the circumstances described in the last sentence of such Subsection apply, the total value of his Retirement Account (whether or not vested) shall be distributed as soon as administratively practicable following the later of the effective date or publication date of the DOL notice or regulations.

    (b)  METHOD OF DISTRIBUTION

            (i)    UPON RETIREMENT

              Distribution of the Participant's Retirement Account as a result of the Participant's Retirement shall be in one of the following forms at the Participant's election, subject to the rules set forth in Subsection (d):

              (A)  a single lump sum in cash;

              (B) by combination of a single lump sum in cash and of a number of Plan Shares of the Company not to exceed the number of shares of common stock of the Company designated by the Committee for allocation to the Participant pursuant to
                   Section 4.8 valued at the Per Share Aggregate Value; or

              (C) substantially equal annual installments of cash over a period of not less than two nor more than 15 full years.

              Notwithstanding the foregoing, if the Participant's Retirement Account has a value less than $10,000 at the time benefits are to commence, then the Committee shall determine (subject to the rules set forth in Subsection (d) below), in its sole discretion, whether the Participant's benefit shall be paid as (i) a single lump sum in cash or (ii) by combination of a single lump sum in cash and of a number of Plan Shares of the Company not to exceed the number of shares of common stock of the Company designated by the Committee for allocation to the Participant pursuant to Section 4.8 valued at the Per Share Aggregate Value.

           (ii)    UPON DEATH OR DISABILITY TERMINATION

              Distribution of the Participant's Retirement Account, as a result of the Participant's death or his attainment of the Disability Termination Date, shall be in a single lump sum in cash.

          (iii) UPON TERMINATION OF EMPLOYMENT (OTHER THAN RETIREMENT, DEATH OR DISABILITY)

              Distribution of the Participant's Retirement Account as a result of the Participant's termination of employment (other than Retirement, death or Disability) shall be in one of the following forms at the Participant's election, subject to the rules set forth in Subsection (d):

              (A)  a single lump sum in cash; or

              (B) by combination of a single lump sum in cash and of a number of Plan Shares of the Company not to exceed the number of shares of common stock of the Company designated by the Committee for allocation to the Participant pursuant to
                   Section 4.8 valued at the Per Share Aggregate Value;

              Notwithstanding the foregoing, if the Participant's Retirement Account has a value less than $10,000 at the time benefits are to commence, then the Committee shall determine (subject to the rules set forth in Subsection (d) below), in its sole discretion, whether the Participant's benefit shall be paid as (i) a single lump sum in cash or (ii) by combination of a single lump sum in cash and of a number of Plan Shares of the Company not to exceed the number of shares of common stock of the Company designated by the Committee for allocation to the Participant pursuant to Section 4.8 valued at the Per Share Aggregate Value.

    (c)  DETERMINATION OF BENEFITS

            (i) In the event that the Participant elects to have his benefits distributed in accordance with
                   Subsection (b)(i)(A), (b)(ii) or his benefits are distributed in accordance with (b)(iii)(A), he shall receive a single lump sum in cash equal to the total vested value of his Account determined as of the Valuation Date immediately preceding his Determination Date.

           (ii) In the event that the Participant elects to have his benefits distributed in accordance with Subsection (b)(i)(B) or (b)(iii)(B), he shall receive (A) a combination of a single lump sum in cash and (B) the number of Plan Shares designated by the Committee pursuant to Section 4.8 for allocation to the Participant (valued at the Per Share Aggregate Value) equal to the total vested value of his Account determined as of the Valuation Date immediately preceding his Determination Date.

          (iii) In the event that the Participant elects to have his benefits distributed in accordance with
                   Subsection (b)(i)(C), the

                   (A) amount of the first payment shall be determined by multiplying the vested value of the Participant's Account as of the Valuation Date immediately preceding his Determination Date, by a fraction

                        (1) the denominator of which equals the number of years over which the benefits are to be paid; and

                        (2)  the numerator of which is one.

                   (B) amounts of the payments for each succeeding year shall be determined by multiplying the vested value of the Participant's Account as of the Valuation Date immediately preceding the applicable anniversary of his Determination Date by a fraction,

                        (1) the denominator of which equals the number of remaining years over which the benefits are to be paid; and

                        (2)  the numerator of which is one.

    (d)  ELECTION OF FORM OF BENEFIT PAYMENT.

            (i) A Participant shall elect the form in which his benefits are payable upon Retirement in accordance with Subsection (b).

                   Such election must be made when the Participant makes his initial election to participate in the Plan in accordance with Section 5.

           (ii) Notwithstanding the foregoing, the Participant may elect to change the form(s) elected in accordance with Subparagraph
                   (i), provided such new election is made at least one full calendar year prior to the Participant's Determination Date. If the Participant's Determination Date occurs prior to one full calendar year following the new election, such election shall not be honored and the Participant's prior election shall remain in effect.

         (iii) Notwithstanding any provision contained herein to the contrary, before being required to issue any Plan Shares to a Participant in accordance with this Section 12, the Committee may require the Participant at the Participant's expense to provide an opinion of counsel satisfactory to the Committee that any such issuance is exempt from registration or qualification under the federal and state securities laws and the securities and other applicable laws of the jurisdiction of residence of the Participant. If the Participant is unable for any reason to provide an opinion of counsel satisfactory to the Committee within 30 days after the Determination Date, the Participant shall forfeit his right to receive any Plan Shares pursuant to this Plan and, notwithstanding

                   Paragraph (d)(ii) above, shall promptly submit a new distribution election form consistent with the elections available under Sections 12.1(b)(i)(A) or (C) or Section 12.1(iii)(A), as applicable.

           (iv) Any election made pursuant to this Section shall be made on forms and in the manner prescribed by the Committee and shall be irrevocable, except as provided in Paragraphs (d)(ii) and (d)(iii) above.

12.2     EDUCATION ACCOUNT.

    (a) If a Participant (i) remains continuously employed by the Company until January 1 of the calendar year in which an Eligible Dependent attains age 18 or (ii) terminates employment as a result of his Retirement during or after such time period, the Company shall pay to the Participant a portion of his benefit in cash on each Benefit Commencement Date as determined in accordance with the following schedule. The amount of the first payment shall be determined by multiplying the value of the Participant's Education Account as of the Valuation Date immediately preceding his Determination Date by the percentage designated below for year 1. The amounts of the payments for each succeeding year shall be determined by multiplying the value of the Participant's Education Account as of the applicable anniversary of the Valuation Date immediately preceding his Determination Date by the percentage designated below for each succeeding year.

              January 1st    Percentage of Eligible
                  Year       Dependent's Subaccount
              ------------   ----------------------

                   1                   25%
                   2               33-1/3%
                   3                   50%
                   4                  100%

    (b) Subject to the requirements of Section 9.2, a Participant may establish subaccounts under his Education Account by designating Eligible Dependents. A Participant may have a maximum of three such subaccounts at any time. A Participant's election pursuant to Section
         8.2 shall apply uniformly to each subaccount.

    (c) If a Participant terminates his employment for any reason other than Retirement with a balance in his

         Education Account, the balance shall be transferred to his Retirement Account and distributed in accordance with Subsections 12.1(a) and
         (b); but no later than he would have received his benefit as provided in Subsection 12.2(a) above; provided, however, that any such transfer effected pursuant to this Subsection 12.2(c) shall only entitle the Participant to receive a payment distribution with respect to his Education Account under Subsection 12.1(b)(i)(A).

    (d) Notwithstanding any provision to the contrary, if on the January 1 of the calendar year in which an Eligible Dependent of a Participant attains age 18, the Eligible Dependent's subaccount has a balance of less than $10,000, then the Committee shall direct that the balance be paid to the Participant in one lump sum in cash.

    (e) If an Eligible Dependent dies prior to the payment of the full amount credited to his subaccount, the balance shall be transferred to the Participant's Retirement Account as soon as administratively practicable following the Valuation Date coinciding with or immediately following the Eligible Dependent's death.

    (f) For purposes of this Section, "Eligible Dependent" means an individual who is a child, stepchild, grandchild, niece or nephew, or who is otherwise identified as a dependent of a Participant for purposes of the Code who is living at any time throughout the Enrollment Period and who is either younger than age 14 or younger than age 18 but for whom a subaccount was initially established pursuant to Subsection (b) prior to his attaining age 14.

12.3     FIXED PERIOD ACCOUNT.

    (a) On his Benefit Commencement Date, the Participant shall receive a benefit equal to the lump sum value in cash of the Participant's Fixed Period Account determined as of the Valuation Date immediately preceding the Determination Date.

    (b) A Participant shall designate the payment year in the written statement by which the Fixed Period Account is established. Such payment year must not be less than four full calendar years subsequent to the date the Fixed Period Account of reference is established.

         Subject to the requirements of Section 8.2, a Participant may establish subaccounts under his Fixed

         Period Account, with separate payment years for each. A Participant may have a maximum of two such subaccounts at any time. A Participant's election pursuant to Section 8.2 shall apply uniformly to each subaccount.

    (c) If a Participant's employment terminates for any reason and the Participant has a balance in his Fixed Period Account, the balance shall be transferred to his Retirement Account and be distributed in accordance with Subsections 12.1(a) and (b); but no later than he would have received his benefit as provided in Subsection 12.3(a) above; provided, however that any such transfer effected pursuant to this Subsection 12.3(c) shall only entitle the Participant to receive a payment distribution with respect to his Fixed Period Account under Subsection 12.1(b)(i)(A).

12.4     CLAIM PROCEDURE FOR BENEFITS

    (a) Any request for specific information with respect to benefits under the Plan must be made to the Committee in writing by a Participant or his Beneficiary. Oral communications will not be recognized as a formal request or claim for benefits.

    (b) The Committee shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, (i) setting forth the specific reasons for such denial; specific references to pertinent plan provisions; a description of any material and information which had been requested but not received by the Committee; and, (ii) advising such Participant or Beneficiary that any appeal of such adverse determination must be in writing to the Committee, within such period of time designated by the Committee but, until changed, not more than 60 days after receipt of such notification, and must include a full description of the pertinent issues and basis of such claim.

    (c) If the Participant or Beneficiary fails to appeal such action to the Committee in writing within the prescribed period of time, the Committee's adverse determination shall be final.

    (d) If an appeal is filed with the Committee, the Participant or Beneficiary shall submit such issues he feels are pertinent and the Committee shall reexamine all facts, make a final determination as to whether the denial of benefits is justified under the circumstances, and advise the Participant or Beneficiary in writing of its decision and the specific reasons on which such decision was based, within 60 days of receipt of such written request, unless special circumstances require a reasonable extension of such 60-day period.

12.5     SUBSTITUTE PAYEE

    If a Participant or Beneficiary entitled to receive any benefits hereunder is in his minority, or is, in the judgment of the Committee, legally, physically, or mentally incapable of personally receiving and receipting any distribution, the Committee may make distributions to a legally appointed guardian or to such other person or institution as, in the judgment of the Committee, is then maintaining or has custody of the payee.

12.6     SATISFACTION OF LIABILITY

    After all benefits have been distributed in full to a Participant or to his Beneficiary, all liability to such Participant or to his Beneficiary under the Plan shall cease.

12.7     NONASSIGNABILITY

    No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such action shall be void for all purposes of the Plan. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachments or other legal process for or against any person, except to such extent as may be required by law.

12.8     REPURCHASE PROVISIONS APPLICABLE TO PLAN SHARES

    (a)  REPURCHASE RIGHT IN CASE OF TERMINATION.

    Notwithstanding any other provision of the Plan, if at any time prior to an Initial Public Offering, a Participant's employment with the Company or any of its subsidiaries is terminated for any reason whatsoever, including, without limitation, death, disability, resignation, retirement or termination with or without cause, the Company or its designee(s) (which designee(s) may be any person or entity that shall have been approved by the Committee) shall have the exclusive and irrevocable option (a "call"), exercisable in its sole discretion, to repurchase, in whole or in part, the Plan Shares that are then owned (or will be owned pursuant to an election made under Section 12.1(b)) by such Participant or any transferee of the Plan Shares. The Company or its designee(s) may exercise the call for all or any portion of the Plan Shares subject to such repurchase hereunder by delivering written notice (a "REPURCHASE NOTICE") to the holder or holders of such Plan Shares within 60 days of the Participant's Determination Date. The Repurchase Notice will set forth the number of Plan Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. Each terminated Participant and any transferee shall be obligated to resell the Plan Shares as provided in this
    Section 12.8 in response to an exercise by the Company of its call under this Section.

    The number of Plan Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Plan Shares held by the terminated Participant. If the number of Plan Shares then held by such Participant is less than the total number of Plan Shares the Company has elected to call, the Company shall purchase the remaining Plan Shares elected to be purchased from such Participant's transferees, PRO RATA according to the number of Plan Shares held by such other transferees as of the Determination Date (determined as nearly as practicable to the nearest share).

    The consummation of the purchase or purchases of such Plan Shares pursuant to the Company's exercise of its call shall take place on the date and in the manner designated by the Company in the Repurchase Notice, which date shall not be more than 30 days after the delivery of Repurchase Notice; PROVIDED, HOWEVER, that the Company may consummate its purchase of such Plan Shares pursuant to its exercise of its call by delivering payment for such Plan Shares being repurchased by it along with the Repurchase Notice. The Company will pay for the Plan Shares to be purchased by it pursuant to the exercise of a call by delivery of a check in an amount equal to the applicable repurchase price for the Plan Shares being repurchased. The Company will, in connection with such repurchase, be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers' signatures be guaranteed.

    Notwithstanding anything to the contrary contained in this Plan, all repurchases of Plan Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's debt and equity financing agreements. If any such restrictions prohibit the repurchase of Plan Shares hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions and the time periods for exercise of its rights hereunder shall be tolled during any such period of disability. The Company shall pay interest on any portion of the Plan Shares being repurchased subject to the restrictions set forth in this paragraph, which interest shall accrue at an annual rate of 10% and be paid on the date such restricted portion of the Plan Shares are repurchased.

    (b)  PURCHASE PRICE.

    The purchase price per share for any Plan Shares purchased pursuant to
    Section 12.8(a) shall be equal to the Per Share Aggregate Value determined as of the Valuation Date immediately preceding the delivery date of the Repurchase Notice. The Committee (excepting any director who is a Participant) shall determine the purchase price per share in the manner set forth in this Section; PROVIDED, HOWEVER, that the Participant or his transferee, as applicable, may in good faith challenge the Committee's determination and require that the purchase price per share be determined by the Company's independent auditors in the manner set forth in this section. The result of such determination shall be binding on the Company and the Participant or his transferee, as the case may be. The expenses of such determination shall be borne by the Company.

12.9     TRANSFER RESTRICTIONS.

    Each Participant electing to receive Plan Shares shall hold those shares subject to the terms of the Second Amended and Restated Stockholders Agreement dated as of November 7, 1996, as the same shall be amended from time to time (the "Stockholders Agreement"), and the Second Amended and Restated Registration Rights Agreement dated as of November 7, 1996, as the same shall be amended from time to time (the "Registration Rights Agreement") and the terms of the subscription agreement executed by such Participant. As provided in the Stockholders Agreement, the Plan Shares may be transferred in certain limited circumstances. Any transferee of any Plan Shares shall take those shares subject to the terms of the Plan, including, without limitation, the repurchase rights set forth in this
    Article XII, the subscription agreement executed by the transferor Participant, the Stockholders Agreement and the Registration Rights Agreement. Any such transferee must, upon the request of the Company, execute an agreement agreeing to be bound by the Plan and such restrictions and must agree to such other waivers, limitations and restrictions as the Company may reasonably require. The Company shall not, and shall not permit any transfer agent or registrar for any shares of the Company's capital stock to, transfer upon the books of the Company any shares of the Company's capital stock originally issued under or pursuant to the Plan in any manner except in accordance with this provision, and any purported transfer not in compliance herewith shall be void.

SECTION 13

BENEFICIARY DESIGNATION

13.1 Each Participant, upon becoming eligible for participation in the Plan, may designate a Beneficiary to receive the benefits payable in the event of his death, and designate a successor Beneficiary to receive any benefits payable in the event of the death of any other Beneficiary.

13.2 A Participant may change his Beneficiary at any time. All Beneficiary designations and changes shall be made on an appropriate form as designated by the Committee and filed with the Committee.

13.3 If no person shall be designated by the Participant, or if the designated Beneficiary shall not survive the Participant, payment of the Participant's Account shall be made to the Participant's estate.

SECTION 14

AMENDMENT AND TERMINATION

14.1     AMENDMENT

    The Company may amend or otherwise modify the Plan by resolution of its Board of Directors, in whole or in part, either retroactively or prospectively, provided that no amendment or modification shall, with respect to allocations already credited or investment experience accrued, change the amount of allocations under Section 6 or Section 7 or investment experience under Section 9 or increase the vesting requirements under
    Section 11.

14.2     TERMINATION

    The Plan may be terminated at any time at the discretion of the Company by resolution of its Board of Directors. Written notification of such action shall be given to each Participant, the Trustee and the Committee. Thereafter, no further allocations or credits shall be made to the Plan.
    As soon as administratively feasible following termination of the Plan, the Committee shall distribute the amount in each Account (whether or not vested) to or on behalf of the Participant or, if following the Participant's death, the Beneficiary entitled thereto.









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

SECTION 15

GENERAL PROVISIONS

15.1     LIMITATION OF RIGHTS

    Neither the establishment of the Plan or the Trust Agreement, nor any modification thereof, nor the creation of an account, nor the payment of any benefits shall be construed as giving any Participant, Beneficiary, or any other person whomsoever, any legal or equitable right against the Company, the Trustee or the Committee unless such right shall be specifically provided for in the Plan or the Trust Agreement or conferred by affirmative action of the Committee in accordance with the terms and provisions of the Plan; or as giving any Participant the right to be retained in the service of the Company, and all Participants and other employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

15.2     CONSTRUCTION OF AGREEMENT

    The Plan shall be construed according to the laws of the State of Illinois, and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of Illinois unless preempted by Federal law.

15.3     SEVERABILITY

    Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

15.4     TITLES AND HEADINGS

    The titles and headings of the Sections in this instrument are for convenience of reference only and, in the event of any conflict, the text rather than such titles or headings shall control.



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

15.5     BINDING UPON SUCCESSORS

     The liabilities under the Plan shall be binding upon any successor or assign of the Company and any purchaser of the Company or substantially all of the assets of the Company.

15.6 NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and made and served either by personal delivery to the person for whom it is intended or if deposited, postage prepaid, registered or certified mail, return receipt requested, in the United States mail or if by facsimile transmission to the facsimile numbers below:

    If to the Company, addressed to:

                   International Logistics Limited
                   330 South Mannheim Road
                   Hillside, Illinois  60162
                   Attention:  Roger E. Payton
                   Facsimile No.:  (708) 547-4524

    With copies to:

                   Milbank, Tweed, Hadley & McCloy
                   601 South Figueroa Street
                   Suite 3100
                   Los Angeles, California  90017
                   Attention:  Eric H. Schunk, Esq.
                   Facsimile No.:  (213) 629-5063

    If to any Participant, addressed to:

              such Participant at its address shown on the stock records of the Company, or at such other address as such Participant may specify by written notice to the Company

15.7 SECURITIES LAWS RESTRICTIONS AND ADDITIONAL RESTRICTIONS ON TRANSFER OF OFFERED SHARES.

    (a) Each Participant electing to receive Plan Shares will be required to represent to the Company in a subscription agreement that such Participant is purchasing Plan Shares for his or her own account for investment and not on behalf of others or otherwise with a view toward distributing them. Each Participant is advised that federal and state securities laws govern and restrict each Participant's right to offer, sell or otherwise dispose of any Plan Shares unless


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

         such Participant's offer, sale or other disposition thereof is registered under the Securities Act, and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Any Participant electing to receive Plan Shares will be required to agree that such Participant will not offer, sell or otherwise dispose of any such Plan Shares in any manner which would: (i) require the Company to file any registration statement with the Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. The certificates for any Plan Shares will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

    (b) The certificates representing the Plan Shares will bear the following legend:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

         "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF NOVEMBER 7, 1996, A SUBSCRIPTION AGREEMENT, DATED ____________, 1997, A SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 7, 1996, AND A DEFERRED COMPENSATION PLAN DATED AS OF JULY 1, 1996, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY. SUCH STOCKHOLDERS AGREEMENT, SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT PROVIDE, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON VOTING, SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THAT SUCH SECURITIES MAY BE SUBJECT TO PURCHASE BY THE COMPANY AS WELL AS CERTAIN OTHER PERSONS UPON THE OCCURRENCE OF CERTAIN EVENTS. ANY ISSUANCE, SALE, ASSIGNMENT, TRANSFER OR


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

         OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE TO PERSONS WHO ARE NOT A PARTY TO SUCH STOCKHOLDERS AGREEMENT SHALL BE NULL AND VOID."

    (c) Notwithstanding any other provision of this Plan, the Company may refuse to register any transfer of Plan Shares if the registration of such transfer would require the Company to register any class of equity securities with the Commission under the Securities Exchange Act (except in connection with an effective registration statement under the Securities Act).

    (d) Unless otherwise provided in the Stockholders Agreement or the Registration Rights Agreement, each Participant electing to receive Plan Shares agrees, by his acceptance of such Plan Shares, not to effect any public sale or distribution of any Plan Shares or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities, during the ten days prior to and the 120 days after the effectiveness of any underwritten public offering of any class of the Company's equity securities, except as part of such underwritten public offering or if otherwise consented to by the Company in writing prior to such sale or distribution.















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